UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2003

YAK COMMUNICATIONS (USA), INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Town Centre Court, Suite 610 Toronto, Ontario, Canada	M1P 4X4

(Address of principal executive offices)	(Zip Code)

(416) 296-7111

(Registrant’s telephone number including area code)

Item 5.    Other Events

On March 6, 2003, the Company issued a press release announcing the repurchase of 400,000 shares of its common stock from Talk Visual Corporation.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1—Stock Purchase Agreement, dated as of March 5, 2003, by and between Yak Communications (USA), Inc. and Talk Visual Corporation.

Exhibit 99.2—Yak Communications (USA), Inc. Press Release dated March 6, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS (USA), INC.

March 11, 2003	By:	/S/ CHARLES ZWEBNER
Charles Zwebner, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document

99.1	Stock Purchase Agreement, dated as of March 5, 2003, by and between Yak Communications (USA), Inc. and Talk Visual Corporation.

99.2	Yak Communications (USA), Inc. Press Release dated March 6, 2003.